Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of American Midstream Partners, LP, for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Brian F. Bierbach, as Chief Executive Officer of American Midstream Partners, LP, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of American Midstream Partners, LP.

By: /s/ Brian F. Bierbach

Name: Brian F. Bierbach

Title: Chief Executive Officer of American Midstream Partners, LP

Date: March 19, 2012

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to American Midstream Partners, LP and will be retained by American Midstream Partners, LP and furnished to the Securities and Exchange Commission or its staff upon request.